              (HANOVER CAPITAL MORTGAGE HOLDINGS, INC. LETTERHEAD)




For further information, contact:
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
John A. Burchett, CEO, or Irma N. Tavares, COO
732/548-0101

                        HANOVER CAPITAL MORTGAGE HOLDINGS
                        ASSESSES EXPOSURE FROM HURRICANES

            EDISON, NEW JERSEY, OCTOBER 20, 2005 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced that it has substantially completed an evaluation of its current portfolio for the effects of hurricanes Katrina and Rita. The evaluation consisted of a property-by-property review, for possible impairment, of the collateral of its mortgage loans and the properties collateralizing its mortgage-backed-securities. The property-by-property review included physical inspections of many of the potentially affected properties. Although a few properties were found to have damage, the extent of any impairment will be conditioned on the estimated cost of repairs less insurance and other monetary recoveries. The carrying amount in the portfolio currently considered at risk for impairment due to the hurricanes is approximately $500,000. As more information becomes available, the extent of impairments, if any, will be realized and reflected in Hanover's earnings.

At June 30, 2005, Hanover's portfolio holdings were as follows:

                        PRINCIPAL         CARRYING
                         BALANCE           VALUE
                      ------------      ------------
Mortgage Loans        $ 42,693,000      $ 41,485,000

Subordinated MBS        91,052,000        60,217,000

Agency MBS              96,784,000        98,015,000
                      ------------      ------------
Total                 $230,529,000      $199,717,000
                      ============      ============


Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

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Certain statements in this press release may constitute "forward-looking"
statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM's current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and in other securities filings by HCM. HCM's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

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